SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2007

AmeriCredit Prime Automobile Receivables Trust 2007-1

(Exact name of registrant as specified in its charter)

AFS SenSub Corp.

(Exact name of depositor as specified in its charter)

AmeriCredit Financial Services, Inc.

(Exact name of sponsor as specified in its charter)

Delaware	333-140931-01	26-0143302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o AmeriCredit Financial Services, Inc. Attention: J. Michael May, Esq. 801 Cherry Street, Suite 3900 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code - (817) 302-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AFS SenSub Corp. (“AFS SenSub”), as depositor, and AmeriCredit Financial Services, Inc. (“AmeriCredit”), as sponsor, have caused a newly formed issuing entity, AmeriCredit Prime Automobile Receivables Trust 2007-1 (the “Issuing Entity”), to issue $155,000,000 Class A-1 5.32233% Asset Backed Notes, $320,000,000 Class A-2 5.34% Asset Backed Notes, $210,000,000 Class A-3 5.27% Asset Backed Notes, $186,800,000 Class A-4 Floating Rate Asset Backed Notes, and $35,190,000 Class B 5.35% Asset Backed Notes, $32,680,000 Class C 5.43% Asset Backed Notes, $35,190,000 and Class D 5.62% Asset Backed Notes (collectively, the “Notes”) and an Asset Backed Certificate (the “Certificate”), on May 31, 2007 (the “Closing Date”). The Notes are registered under the Registration Statement filed by AFS SenSub with the Securities and Exchange Commission under the file number 333-140931.

This Current Report on Form 8-K is being filed in connection with the issuance of the Notes to satisfy an undertaking to file unqualified validity and tax opinions at the time of each takedown from the Registration Statement. Copies of the validity and tax opinions delivered by Dewey Ballantine LLP, counsel to the Registrants, in connection with the issuance of the Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

5.1	Opinion of Dewey Ballantine LLP with respect to validity.

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT PRIME AUTOMOBILE RECEIVABLES TRUST 2007-1

By:	AmeriCredit Financial Services, Inc., as Servicer

By:	/s/ J. Michael May
Name:	J. Michael May
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: May 31, 2007

3

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Dewey Ballantine LLP with respect to validity.

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.

4